Exhibit 4.3
IAI GLOBAL SECURITY
PARALLEL PETROLEUM CORPORATION
10 1/4% SENIOR NOTE DUE 2014
CUSIP NO. 699157 AB9

No. R-1	Principal Amount $250,000
PARALLEL PETROLEUM CORPORATION, a Delaware corporation, promises to pay to Cede & Co., or registered assigns, the principal sum of Two Hundred Fifty Thousand dollars on August 1, 2014.
     Interest Payment Dates: February 1 and August 1, commencing February 1, 2008.
     Record Dates: January 15 and July 15.
     Dated: July 31, 2007

Parallel Petroleum Corporation
By:	/s/ Larry C. Oldham
Larry C. Oldham
President and Chief Executive Officer

Wells Fargo Bank, National Association,
as Trustee, certifies that this is one of the
Securities referred to in the Indenture.

By:	/s/ John C. Stohlmann
Authorized Signatory

[BACK OF SECURITY]
PARALLEL PETROLEUM CORPORATION
10 1/4% SENIOR NOTE DUE 2014
THIS GLOBAL SECURITY IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS SECURITY) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE REGISTRAR MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.6 OF THE INDENTURE, (II) THIS GLOBAL SECURITY MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.6(a) OF THE INDENTURE AND (III) THIS GLOBAL SECURITY MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.10 OF THE INDENTURE.
UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.
THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”)), (B) IT IS A NON-U.S. PURCHASER AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, PURSUANT TO RULE 904 OF REGULATION S, OR (C) IT IS AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF SUBPARAGRAPH (a)(1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT, AND (2) AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH

SECURITY, PRIOR TO THE DATE WHICH IS TWO YEARS (OR SUCH SHORTER PERIOD AS MAY BE PRESCRIBED BY RULE 144(K) (OR ANY SUCCESSOR PROVISION THEREOF) UNDER THE SECURITIES ACT) AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF (OR ANY PREDECESSOR OF THIS SECURITY) AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PURCHASERS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, PURSUANT TO RULE 904 OF REGULATION S, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF SUBPARAGRAPH (a)(1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND THE SECURITIES LAWS OF ANY OTHER JURISDICTION, INCLUDING ANY STATE OF THE UNITED STATES, SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D), (E), OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.
Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.
     1. Interest. Parallel Petroleum Corporation, a Delaware corporation (the “Company”), promises to pay interest on the principal amount of this Security at 10.25% per annum from July 31, 2007 until maturity. The Company will pay interest semi-annually in arrears on February 1 and August 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Security is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be February 1, 2008. The Company will pay, to the extent lawful, interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, at the rate then in effect; it will pay, to the extent lawful, interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate as on overdue principal. Interest will be computed on the basis of a 360-day year of twelve 30-day months.
     2. Method of Payment. The Company will pay interest on the Securities (except Defaulted Interest) to the Persons who are registered Holders of Securities at the close of business on the January 15 or July 15 next preceding the Interest Payment Date, even if such Securities are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.11 of the Indenture with respect to Defaulted Interest. The Securities will be payable as to principal, premium, if any, and interest at the office or agency of the Paying Agent maintained for such purpose within the City and State of New York, or, at the option of the Company, payment of interest may be made by check mailed by such Paying Agent to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, and premium, if any, on all Global Securities and all other Securities, the Holders of which hold at least $5,000,000 aggregate principal amount of the Securities and have provided wire transfer instructions to the Company and the Paying Agent. Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Holders must surrender their Securities to the Paying Agent to collect payments of principal and premium, if any.
     3. Paying Agent and Registrar. Initially, Wells Fargo Bank, National Association will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent or Registrar without notice to any Holder, and the Company or any of its Subsidiaries may act as Paying Agent or Registrar, all in accordance with the Indenture.
     4. Indenture. The Company issued the Securities under an Indenture, dated as of July 31, 2007 (the “Indenture”), between the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The Securities are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Security conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling (to the extent permitted by law). The Securities are unsecured obligations of the Company. The Company initially has issued $150,000,000 aggregate principal amount of Securities. The Company may issue Additional Securities under the Indenture subsequent to July 31, 2007, subject to Section 4.3 of the Indenture; provided, however, that no Additional Securities may be issued at a price that would cause such Additional Securities to have “original issue discount” within the meaning of Section 1273 of the Code; and provided, further, that in no event may the Company issue any Additional Securities if, as a result of any such issuance, the aggregate principal amount of Securities outstanding would exceed the maximum aggregate principal amount of Securities permitted under the Existing Credit Facilities or any other Credit Facilities, in each case as in effect on the date of such issuance.

     5. Redemption.
          (a) On or after August 1, 2011, the Company may redeem all or a part of the Securities at any time or from time to time at the following Redemption Prices (expressed as percentages of the principal amount) plus accrued and unpaid interest on the Securities, if any, to the applicable Redemption Date, if redeemed during the 12-month period beginning August 1 of the years indicated:

Year	Percentage
2011	105.125%
2012	102.563%
2013	100.000%
          (b) Prior to August 1, 2010, the Company may on one or more occasions redeem up to an aggregate amount equal to 35% of the aggregate principal amount of the Securities (including any Additional Securities) originally issued under the Indenture at a Redemption Price of 110.25% of the principal amount of the Securities, plus accrued and unpaid interest, if any, to the Redemption Date, with the Net Cash Proceeds of one or more Equity Offerings; provided that (i) at least 65% in aggregate principal amount of the Securities (including any Additional Securities) originally issued remains outstanding immediately after the occurrence of such redemption (excluding Securities held by the Company or any of its Subsidiaries) and (ii) each such redemption occurs within 90 days of the date of the closing of the related Equity Offering.
          (c) In addition, at any time prior to August 1, 2011, the Company may redeem all or part of the Securities at a Redemption Price equal to
(i) 100% of the principal amount thereof, plus
(ii) the Applicable Premium as of, and accrued and unpaid interest, if any, to, the Redemption Date.
     6. Denominations, Transfer, Exchange. The Securities are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture. The Registrar or the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any transfer tax or similar governmental charge or other fee required by law and payable in connection therewith. The Company need not exchange or register the transfer of any Security or portion of a Security selected for redemption, except for the unredeemed portion of any Security being redeemed in part. Also, the Company need not exchange or register the transfer of any Securities for a period of 15 days before the day of any selection of Securities to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

If this is a Global Security, this Security represents the aggregate principal amount of outstanding Securities from time to time endorsed hereon, and the aggregate principal amount of outstanding Securities represented by this Security may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions in accordance with the Indenture.
     7. Persons Deemed Owners. The registered Holder of a Security may be treated as its owner for all purposes.
     8. Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture and the Securities may be amended or supplemented with the written consent of the Holders of at least a majority in outstanding principal amount of the Securities, and any existing Default or compliance with any provision of the Indenture or the Securities may be waived with the written consent of the Holders of at least a majority in outstanding principal amount of the Securities. Without the consent of any Holder of a Security, the Indenture or the Securities may be amended or supplemented (i) to cure any ambiguity, defect or inconsistency, (ii) to provide for uncertificated Securities in addition to or in place of certificated Securities, (iii) to provide for the assumption of the Company’s or a Guarantor’s obligations under the Indenture and the Securities, (iv) to add or release Guarantors in compliance with the Indenture, (v) to secure the Securities, (vi) to make any change that would provide any additional rights or benefits to the Holders, (vii) to make any change that does not materially adversely affect the legal rights of any Holder, subject to the proviso to Section 9.1(5) of the Indenture, (viii) to comply with any requirement of the SEC in connection with qualifying the Indenture under the Trust Indenture Act or maintaining such qualification, (ix) to provide for the issuance of the Exchange Securities and (x) to provide for the issuance of Additional Securities in accordance with the Indenture.
     9. Defaults. If an Event of Default shall occur and be continuing, the principal of all the Securities may be declared due and payable in the manner and with the effect provided in the Indenture.
     10. Defeasance. The Indenture contains provisions for defeasance of (i) the entire indebtedness of the Company on this Security and (ii) certain restrictive covenants and the related Events of Default, subject to compliance by the Company with certain conditions set forth in the Indenture, which provisions apply to this Security.
     11. Authentication. This Security will not be valid until authenticated by the manual signature of the Trustee or an Authenticating Agent.
     12. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).
     13. Additional Rights of Holders of Restricted Global Securities and Restricted Definitive Securities. In addition to the rights provided to Holders of Securities under the Indenture, Holders of Restricted Global Securities and Restricted Definitive Securities will have all the rights set forth in the Registration Rights Agreement, dated as of July 31, 2007, among the Company and the other parties named on the signature pages thereof.

     14. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.
The Company will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:
Parallel Petroleum Corporation
1004 N. Big Spring, Suite 400
Midland, Texas 79701
Attention: Chief Financial Officer

ASSIGNMENT FORM
To assign this Security, fill in the form below:
     (I) or (we) assign and transfer this Security to: _________________________________________________________________                                                                                                                                        (Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)
and irrevocably appoint ___________________________________________________________________________________ to transfer this Security on the books of the Company. The agent may substitute another to act for him.
Date: _______________

Your Signature:
(Sign exactly as your name
appears on the face of this Security)

Signature Guarantee:* ______________________________

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

Option of Holder to Elect Purchase
If you want to elect to have this Security purchased by the Company pursuant to Section 4.7 or Section 4.12 of the Indenture, check the appropriate box below:
☐ Section 4.7                    ☐ Section 4.12
If you want to elect to have only part of the Security purchased by the Company pursuant to Section 4.7 or Section 4.12 of the Indenture, state the amount you elect to have purchased:
$_______________
Date: _______________

Your Signature:
(Sign exactly as your name appears on the face of this Security)

Tax Identification No.: _________________________________
Signature Guarantee:* _________________________

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL SECURITY
The following increases or decreases in this Global Security have been made:

			Principal Amount of	Signature of
	Amount of Decrease	Amount of Increase	this Global	Authorized Officer
	in Principal Amount	in Principal Amount	Security Following	of Trustee or
	of this Global	of this Global	such Decrease or	Securities
Date of Exchange	Security	Security	Increase	Custodian